EXHIBIT 99.2

Beijing ARhieason Co., Ltd.

Consolidated Financial Statements

December 31, 2018 and 2017

(Stated in US Dollars)

1

Beijing ARhieason Co., Ltd.

Consolidated Financial Statements

December 31, 2018 and 2017

Contents Pages

2

Beijing ARhieason Co., Ltd.

Consolidated Balance Sheets

As of December 31, 2018 and 2017

	As of December 31, 2018	As of December 31, 2017
Assets
Current assets
Cash and cash equivalents	$309,946	$16,189
Accounts receivable, net	174,404	287,873
Other receivables	114,873	61,122
Related party receivables	25,429	21,830
Advance to suppliers	376,323	172,540
Total current assets	1,000,975	559,554

Non-current assets
Property and equipment, net	28,626	63,363
Intangible assets, net	681,007	333,871
Total non-current assets	709,633	397,234

Total Assets	$1,710,608	$956,788

Liabilities and Stockholders’ Equity
Liabilities
Current liabilities
Accounts payable	130,508	153,221
Accrued liabilities	410,068	37,549
Customer deposits	3,998	142,914
Short-term loans	4,202,951	742,808
Other payables	8,086	35,795
Related party payables	261,387	1,059,267
Total current liabilities	5,016,998	2,171,554

Total Liabilities	$5,016,998	$2,171,554

Commitments and contingencies	-	-

Stockholders' Equity
Registered capital	$795,719	$795,719
Additional paid-in capital	3,009,670	3,009,670
Accumulated deficit	(7,288,628)	(5,047,071)
Accumulated other comprehensive income	176,849	26,916
Total shareholders' equity	(3,306,390)	(1,214,766)

Total Liabilities and Shareholders' Equity	$1,710,608	$956,788

See Accompanying Notes to the Financial Statements.

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Beijing ARhieason Co., Ltd.

Consolidated Statements of Operations and Comprehensive Income

For the years ended December 31, 2018 and 2017

	2018	2017
Revenue	$440,919	$480,919
Revenue – related party	2,850	139,162
Cost of revenue	145,881	196,113
Cost of revenue – related party	-	52,223
Gross profit	297,888	371,745

Operating expenses
Selling, general and administrative expenses	2,116,164	1,666,093
Total operating expenses	2,116,164	1,666,093

Loss from operations	(1,818,276)	(1,294,348)

Other income(loss)
Other income	151	7,400
Other expenses	(372)	-
Interest income	1,390	115
Interest expense	(424,450)	-
Total other income(loss)	(423,281)	7,515

Operating loss before income taxes	(2,241,557)	(1,286,833)

Provision for income taxes	-	-

Net loss	$(2,241,557)	$(1,286,833)

Other comprehensive loss
Foreign currency translation adjustment	149,933	（41,799）

Total comprehensive loss	$(2,091,624)	$(1,328,632)

See Accompanying Notes to the Financial Statements.

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Beijing ARhieason Co., Ltd.

Consolidated Statements of Stockholders’ Equity

As of and for the years ended December 31, 2018 and 2017

		Additional		Accumulated Other
	Registered	Paid-In	Accumulated	Comprehensive
	Capital	Capital	Deficit	Income	Total
Balance at January 1, 2017	$795,719	$3,009,670	$(3,760,238)	$68,715	$113,866
Net loss	-	-	(1,286,833)	-	(1,286,833)
Other comprehensive loss	-	-	-	(41,799)	(41,799)
Balance at December 31, 2017	$795,719	$3,009,670	$(5,047,071)	$26,916	$(1,214,766)

Net loss	-	-	(2,241,558)	-	(2,241,558)
Other comprehensive income	-	-	-	149,933	149,933
Balance at December 31, 2018	$795,719	$3,009,670	$(7,288,629)	$176,849	$(3,306,391)

See Accompanying Notes to the Financial Statements.

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Beijing ARhieason Co., Ltd.

Consolidated Statements of Cash Flows

For the years ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities
Net loss	$(2,241,557)	$(1,286,833)
Adjustments to reconcile net loss to net cash from operations:
Depreciation and amortization	80,678	125,245
Loss from disposal of assets	(510)	-
Changes in operating assets and liabilities:
Accounts receivable	101,733	(295,800)
Other receivables	(59,284)	146,038
Related party receivables	(29,135)	1,424
Advances to suppliers	(221,434)	(92,151)
Accounts payable	(14,995)	138,481
Other payables	(26,780)	50,100
Accrued liabilities	389,179	11,331
Customer deposits	(136,316)	129,025
Net cash used in operating activities	(2,158,421)	(1,073,140)

Cash flows from investing activities
Disposal (purchase) of property and equipment	47,282	(3,867)
Acquisitions of intangible assets	(474,363)	-
Net cash used in investing activities	(427,081)	(3,867)

Cash flows from financing activities
Proceeds of short-term loans	3,637,029	715,313
Proceeds from (repayment of) related party advances	(745,387)	282,889
Net cash provided by financing activities	2,891,642	998,202

Net change in cash and cash equivalents	306,140	(78,805)

Currency translation adjustments	(12,382)	3,155

Cash and cash equivalents, beginning	16,189	91,840

Cash and cash equivalents, ending	$309,947	$16,190

Supplementary cash flows information:
Tax paid	$-	$-
Interest paid	$424,450	$-

See Accompanying Notes to the Financial Statements.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

1. Nature of Operations

Beijing ARhieason Co., Ltd. (the “Company”) was established on May 30, 2014 in the People’s Republic of China PRC to engage virtual reality (VR) and augmented reality (AR) exhibition developments with artificial intelligence (AI) technology.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements and notes are representation of management.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Significant inter-company transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions are used for, but not limited to: (1) allowance for trade receivables, (2) economic lives of property, plant and equipment, (3) asset impairments, and (4) contingency reserves. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates

Economic and Political Risks

The Company’s operations are conducted in PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Restrictions on Transfer of Assets Out of the PRC

Dividend payments by the Company are limited by certain statutory regulations in the PRC. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. However, no such restrictions exist with respect to loans and advances.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Exchange Rates	12/31/2018	12/31/2017
Year end RMB: US$ exchange rate	6.8785	6.5067
Average RMB: US$ exchange rate	6.6199	6.7568

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollar at the rates used in translation.

Statutory Reserve

As stipulated by the Company Law of PRC as applicable to Chinese companies with foreign ownership, net income after taxation can only be distributed as dividends after appropriation has been made to the statutory reserve. Statutory reserve refers to the appropriation from net income to be used for recovery of prior years’ losses, increase of capital and for future company development, as approved, to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. The Company cannot pay dividends out of statutory reserves or paid in capital registered in PRC.

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company presents components of comprehensive income with equal prominence to other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

Employee Welfare Plan

The employees of the Company participate in the defined contribution welfare plan managed by the local government authorities whereby the Company is required to contribute to the schemes at fixed rates of the employees’ salary. The Company’s contributions to this plan are charged to statement of operations when incurred. The Company has no obligations for the payment of retirement and other post-retirement benefits of staff other than the contributions described above. The total expenses for the welfare plan were $136,852 and $126,014 for the years ended December 31, 2018 and 2017 respectively.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

Fair Values of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

•	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Related Parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable is recorded at the net value of less estimates for doubtful accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for doubtful accounts.

Bad debt expenses were $60,424 and $0 for the years ended December 31, 2018 and 2017, respectively.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

Revenue Recognition

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company recognized revenues when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes and adapted the new guidance since the year ended December 31, 2018.

The Company’s revenue mainly consist of advertisement design implemented with virtual reality (VR) and augmented reality (AR) exhibition technology via its self-developed platform “Eyegic”. The Company operates in one geographical region PRC. The Company generally recognizes sales revenue when the performance obligation has been satisfied under PRC law, including such factors as contract existed with the customer, delivery and acceptance of products by customer has occurred, the sales price is fixed or determinable, and allocated to the products sold, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

The Company estimates potential returns and records against its gross revenue to arrive at its reported net sales revenue. The Company has not experienced any sales returns.

Disaggregated Revenue

The Company is required to disaggregate revenue into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. In the following table, revenue is disaggregated by primary geographical market, major product line, types of customers and timing of revenue recognition.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Primary geographical market
PRC	$443,769	$620,081

Major product/service line
AR and VR implemented advertisement design	$443,769	$620,081

Types of customers
Relate parties	$2,850	$139,162
Outside entities	440,919	480,919
	$443,769	$620,081
Timing of revenue recognition
Product and services transferred at a point in time	$443,769	$620,081

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

Customer Deposits

The Company may request the customers to prepay a portion of the contract price to start the project. The deposits will be fully earned when the five steps of revenue recognition is satisfied.

External- Use Software Development Costs

ASC 985-20 requires certain internal software development costs related to software to be sold, leased or marketed to be capitalized upon the establishment of technological feasibility. Capitalized software development costs are amortized over the remaining estimated economic life of the product. The Company's software development costs incurred subsequent to achieving technological feasibility have not been significant and, as a result, all software development costs have been expensed as research and development activities as incurred.

Internal-Use Software Development Costs

ASC 350-40 requires certain internal software development costs related to software to be used internally to capitalize costs incurred during the application development stage associated. The capitalized costs are then amortized over the estimated useful life of the software, which is generally three to five years, and are included in intangible assets in the accompanying consolidated balance sheets.

Property and Equipment & Depreciation

Property and equipment consist of computer and equipment, office furniture and fixture, and auto vehicle. All property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Computer and Equipment	3 years
Furniture and Fixture	5 years
Automobile Vehicle	4 years

Intangible Assets & Amortization

Intangible assets consist of office software and self-developed platform. All intangible assets are stated at historical cost net of accumulated amortization. Research and development are expensed as incurred. Intangible assets are amortized on a straight-line basis over the following periods:

Office Software	3 years
Self-Developed Platform	5 years

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

Impairment of Long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Research & Development Expenses

Research and development expenses consist primarily of salary and employee benefits, rent expense, utilities, outsourcing costs that are directly attributable to the development of applications and software for the businesses of the Company.

The Company recorded $301,466 and $707,347 of research and development expenses for the years ended December 31, 2018 and 2017, respectively.

New Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognized lease assets and liabilities. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

The management has reviewed current accounting pronouncements and does not believe the future adoption of any pronouncements will cause a material impact on its financial condition or the results of its operations.

3. Going Concern

Substantial doubt about the Company’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. Our current operating results indicate that substantial doubt exists related to the Company's ability to continue as a going concern. We believe that our new virtual reality development with artificial inteligency technology may mitigate the substantial doubt raised by our current operating results and satisfying our estimated liquidity needs 12 months from the date of the financial statements. However, we cannot predict, with certainty, the outcome of our actions to generate liquidity, including the availability of additional debt financing, or whether such actions would generate the expected liquidity as currently planned.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

4. Accounts Receivable

	As of December 31, 2018	As of December 31, 2017
Accounts receivable	$174,404	$287,873
Allowance for doubtful accounts	-	-
Accounts receivable, net	$174,404	$287,873

5. Property & Equipment

As of December 31, 2018
		Accumulated
Category	Cost	Depreciation	Net
Computer & Equipment	$85,956	$61,570	$24,386
Furniture & Fixture	10,845	6,606	4,239
	$96,801	$68,176	$28,625

As of December 31, 2017
		Accumulated
Category	Cost	Depreciation	Net
Computer & Equipment	$70,327	$42,487	$27,840
Furniture & Fixture	11,464	4,802	6,662
Automobile Vehicle	68,126	39,266	28,860
	$149,917	$86,555	$63,362

Depreciation expenses were $29,067 and $39,085 for years ended December 31, 2018 and 2017, respectively.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

6. Intangible Assets

As of December 31, 2018
		Accumulated
Category	Cost	Amortization	Net
Office Software	$9,397	$7,544	$1,853
Developed Platform	865,265	186,111	679,154
	$874,662	$193,655	$681,007

As of December 31, 2017
		Accumulated
Category	Cost	Amortization	Net
Office Software	$7,983	$6,877	$1,106
Developed Platform	434,042	101,277	332,765
	$442,045	$108,154	$333,871

Amortization expenses were $94,916 and $86,160 for years ended December 31, 2018 and 2017, respectively.

7. Related Party Transactions

Related Parties Relationships

Related Party	Relationships
Huanshi Xingbao Chengdu Co., Ltd.	Affiliated entity with common shareholder
Beijing Xingqiu Empire Co., Ltd.	Affiliated entity with common shareholder
Yangzhou Ancient Books Line Pack Culture Co., Ltd	Affiliated entity with common shareholder
Henan Lension Technology Co., Ltd	Affiliated entity with common shareholder
Shenzhen Hande Ideal Vision Technology Co., Ltd	Affiliated entity with common shareholder
Gongqingcheng ARhieason Investment Management Partnership	Employee stock plan ownership platform and shareholder of the Company
Shi, Lingbo	Shareholder and general manager of the Company
Su, Guomei	Shareholder of the Company
Wang, Lijun	Indirect shareholder of the Company
Yang, Lei	Indirect shareholder of the Company
Xu, Yueqi	Indirect shareholder of the Company
Xu, Xiaoyuan	Indirect shareholder of the Company
Geng, Zhi	Assistant General Manager

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

Related Party Receivables

Related Party	Note	As of December 31, 2018	As of December 31, 2017
Wang, Lijun	(a)	$9,058	$908
Yang, Lei	(a)	1,163	1,230
Xu, Yueqi	(a)	187	46
Huanshi Xingbao Chengdu Co., Ltd.	(a)	1,646	1,356
Beijing Xingqiu Empire Co., Ltd.	(a)	1,454	1,537
Yangzhou Ancient Books Line Pack Culture Co., Ltd	(a)	2,908	8,148
Gongqingcheng ARhieason Investment Management Partnership	(a)	1,745	922
Henan Lension Technology Co., Ltd	(a)	7,268	7,683
Total		$25,429	$21,830

(a) The Company cooperates with several affiliated entities to expand its business and develop its AR and VR technologies. As of December 31, 2018 and 2017, $25,429 and $21,830 related party receivables due from these affiliated entities and individuals, respectively.

Related Party Payables

Related Party	Note	As of December 31, 2018	As of December 31, 2017
Geng, Zhi	(b)	$22,963	$47,328
Shi, Lingbo	(c)	238,424	1,005,792
Xu, Xiaoyuan	(d)	-	6,147
Total		$261,387	$1,059,267

(b) Zhi Geng is assistant general manager of the Company, as well as general manager of Henan Lension Technology Co., Ltd., which is one of the Company’s affiliated entities. On December 16, 2017, the Company entered into a loan agreement with Mr. Geng to borrow RMB350,000 (approximately $53,791). This loan was unsecured, interest free, and due on June 30, 2018. As of December 31, 2018 and 2017, $22,963 and $47,328 were due to Mr. Geng respectively.

(c) Lingbo Shi is the shareholder and general manager of the Company. Because the Company was lacking favorable working capital to support its daily operations, Mr. Shi advanced funds to the Company through several loan agreements. These loans were unsecured, interest free, and due within one year. $238,424 and $1,005,792 were outstanding as of December 31, 2018 and 2017 respectively.

(d) Xiaoyuan Xu is indirect shareholder of the Company. On December 15, 2017, the Company borrowed RMB90,000 (approximately $13,832) from Ms. Xu. This loan was unsecured, interest free, and due on June 30, 2018. The Company repaid RMB50,000 (approximately $7,685) in 2017 and RMB40,000 (approximately $6,147) in 2018. As of December 31, 2018 and 2017, the balance due to Mr. Xu were $nil and $6,147 respectively.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

8. Short - Term Loans

Entity	Note	As of December 31, 2018	As of December 31, 2017
Beijing Sixiang Youping Tehcnology Co., Ltd.	(a)	$-	$76,844
Dalian Hongxin Zhiye Co., Ltd.	(b)	2,907,611	-
China Life Wealth Management (Shenzhen) Co., Ltd	(c)	508,832	-
Guo, Juanjuan	(d)	-	40,455
Ren, Kaiguo	(e)	786,508	616,288
Li, Lanru	(f)	-	9,221
Total		$4,202,951	$742,808

(a) On March 3, 2017, the Company entered into a loan agreement with Beijing Sixiang Youping Technology Co., Ltd. in the amount of RMB600,000 (approximately $92,213) for six months. This loan was guaranteed by Lingbo Shi and Zhenhua Cai, which carried 4% semiannual interest rate. The Company repaid RMB100,000 (approximately $15,369) in 2017. The remaining $76,844 was paid off in 2018. As of December 31, 2018 and 2017, $nil and $76,844 balances were carried on the balance sheets, respectively.

(b) On May 11, 2018, the Company borrowed RMB20,000,000 (approximately $2,907,611) from Dalian Hongxin Zhiye Co., Ltd. for one year. This loan carries 24% annual interest rate and is guaranteed by Gongqingcheng ARhieason Investment Management Partnership and Lingbo Shi. The loan was extended for additional year and six months and paid off subsequently.

(c) In 2018, the Company borrowed RMB3,500,000 (approximately $508,832) from China Life Wealth Management (Shenzhen) Co., Ltd (“CLWM”). As of December 31, 2018, The Company and CLWM is negotiating to convert this loan as capital contribution to the Company.

(d) Juanjuan Guo is the financial controller of the Company. On April 10, 2017, the Company borrowed RMB323,231 (approximately $49,677) from Ms. Guo. This loan was unsecured, interest free, and due on December 31, 2017. The Company repaid RMB60,000 (approximately $9,221) to Ms. Guo in 2017. The remaining $40,455 was carried on the balance sheet as of December 31, 2017.

In 2018, The Company borrowed additional RMB150,000 (approximately $21,807) from Ms. Guo. This loan was unsecured, interest free, and due on December 31, 2018. On August 3, 2018, the Company paid off the balance due to Ms. Guo.

(e) Kaiguo Ren is the shareholder of CLWM. On June 15, 2017, the Company entered into a loan agreement with Mr. Ren to borrow total RMB5,410,000 (approximately $786,508). This loan was unsecured, interest free, and due on June 14, 2018. The Company only received RMB4,010,000 (approximately $616,288) as of December 31, 2017. In 2018, the Company received the remaining RMB1,400,000 (approximately $170,221) from Mr. Ren. Total $786,508 was outstanding as of December 31, 2018.

(f) On December 28, 2017, the Company borrowed RMB60,000 (approximately $9,221) from Lanru Li. This loan was unsecured, interest free, and due on June 30, 2018. The Company paid off the loan in January 2018. As of December 31, 2018 and 2017, $nil and $9,221 balance were recorded on the balance sheets, respectively.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

9. Stockholders’ Equity

As of December 31, 2018 and 2017, the Company received RMB24,450,000 (approximately $3,805,389) registered capital, of which RMB5,000,000 (approximately $795,719) and RMB19,450,000 (approximately $3,009,670) were recorded as registered capital and additional paid in capital respectively.

10. Concentration, Risks, Contingencies, and Commitments

Concentration

The Company has a concentration risk related to certain customers, related parties, and suppliers. Failure to maintain existing relationships with these customers, related parties, and suppliers or to establish new relationships in the future could negatively affect the Company’s ability to generate revenue and maintain its operation.

The concentration on customers’ sales revenues is as follows:

	Year Ended December 31, 2018		Year Ended December 31, 2017
Customers	Amount	%	Amount	%
D2C-China Advertising Co., Ltd.	$78,682	18%	$107,900	17%
Henan Lension Technology Co., Ltd	-	-	142,478	23%
Beijiaowang (Beijing) Technology Development Co., Ltd	-	-	132,640	21%
O.M.P (Shanghai) Co., Ltd	79,150	18%	-	-
Zhejiang Xinhua Mobile Media Co., Ltd.	91,206	21%	-	-
China National Philatelic Corporation	126,648	29%	-	-
Total	$375,686	86%	$383,018	61%

The concentration on related parties’ sales revenues is as follows:

	Year Ended December 31, 2018		Year Ended December 31, 2017
Customers	Amount	%	Amount	%
Henan Lension Technology Co., Ltd	$-	-	$139,126	23%

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

The concentration on accounts receivable is as follows:

	Year Ended December 31, 2018		Year Ended December 31, 2017
Customers	Amount	%	Amount	%
Shanghai Woteng Culture Media Co., Ltd.	$-	-	$61,475	21%
D2C-China Advertising Co., Ltd.	-	-	71,695	25%
Zhejiang Xinhua Mobile Media Co., Ltd.	93,044	53%	-	-
O.M.P (Shanghai) Co., Ltd	80,744	46%	-	-
Beijiaowang (Beijing) Technology Development Co., Ltd	-	-	146,003	51%
Total	$173,788	99%	$279,173	97%

The concentration on customer deposits is as follows:

	Year Ended December 31, 2018		Year Ended December 31, 2017
Customers	Amount	%	Amount	%
Zhongguan Huizhi Culture Technology (Beijing) CO., Ltd.	$3,780	95%	$-	-
China National Philatelic Corporation	-	-	128,852	90%
Total	$3,780	95%	$128,852	90%

Credit Risk

The Company’s practical operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counter parties whose aggregate credit exposure is material in relation to the Company’s total credit exposure.

Operating Leases

The Company has operating leases for its corporate offices. These leases have remaining lease terms within 1 year. Therefore, the Company has elected to not recognize lease assets and liabilities for leases with a term less than twelve months.

Operating lease expenses were $305,829 and $279,020 for the years ended December 31, 2018 and 2017. The future minimum lease payment is $405,277.

On November 6, 2019, the Company entered in lease agreement for its corporate office located in Beijing for 3 year terminating in 2023. The office space consists of approximately 1,652.18 square meters. The annual rent payment is expected to be approximately $271,927 per year.

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

11. Income Taxes

Under the Income Tax Laws of the PRC, the Company is generally subject to an Enterprise Income Tax (EIT) at a standard rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

The Company’s subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $0 and $0 at December 31, 2018 and 2017, respectively.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Based on the assessment, the Company has established a deferred tax asset relating to NOLs at December 31, 2018 due to the Company’s performance in the upcoming years. However, the Company established a full valuation allowance against all of the deferred tax asset relating to NOLs because the benefit from utilization of NOL carry forwards could be subject to limitations as material structural changes resulted from the Company going public through VIE arrangement.

The following table reconciles the income tax amounts of the Company under the effective tax rate:

	Year Ended December 31, 2018	Year Ended December 31, 2017
Income/(loss) before tax	$(2,241,557)	$(1,286,833)
PRC statutory tax at 25% rate	25%	25%
Income tax	560,389	321,708
Net loss	$(1,681,168)	$(965,125)

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Beijing ARhieason Co., Ltd.

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2018 and 2017

12. Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheets date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheets but arose subsequent to that date.

Based on this evaluation, the Company concluded that subsequent to December 31, 2018 but prior to March 17, 2020, the date the financial statements were available to be issued, there was one subsequent event that would require disclosure in the financial statements.

On December 1, 2019, the Company’s board of directors approved that Mr. Guomei Su transferred all of his ownership in the Company to Mr. Lingbo Shi. Subsequently, the Company’s board members are Mr. Lingbo Shi and Gongqingcheng ARhieason Investment Management Partnership.

On February 18, 2020, Future International Group Corp. entered into a non-binding Letter of Intent with Beijing Hieason Cayman, pursuant to which the parties agreed to enter into a Share Exchange Agreement and other agreements with affiliated companies of Beijing Hieason Cayman and its shareholders (the “Stock Exchange Agreement”) on or before June 30, 2020. The parties plan to enter into the Share Exchange Agreement upon establishment and reorganization of the “variable interest entities,” including various entities and a Wholly Owned Foreign Entity (“WOFE”) under PRC law to acquire the Company, Beijing Hieason Technology Co., Ltd.

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